EX 99.1



                      TELETRAC, INC. ANNOUNCES DISCUSSIONS
                                WITH NOTEHOLDERS


          CARLSBAD, CA. (February 10, 1999) -- Teletrac, Inc., a leading provider of vehicle location and fleet management services, announced today that it had retained Donaldson, Lufkin & Jenrette to assist it in efforts to raise additional capital and in discussions between the Company and the holders of its 14% Senior Notes due in 2007 concerning a possible restructuring of its debt.

          As previously indicated in the Company's SEC filings, if the Company fails to secure additional capital or alternate sources of liquidity before the end of the first quarter of 1999, the Company's ability to continue its current operations will be in question. There can be no assurances that the Company's efforts to raise additional capital or to restructure its debt will be successful.


Teletrac, Inc.
Corporate Headquarters
2131 Faraday Avenue
Carlsbad, CA 92008
Phone: (760) 931-2644
Fax: (760) 931-2550